Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is a part of this Post-Effective Amendment No. 125 to Registration Statement No. 002-24389 on Form N-1A of Fidelity Devonshire Trust, including Fidelity Series Large Cap Value Fund and Fidelity Series All-Sector Equity Fund.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

March 2, 2009